UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 19, 2006

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114
(Address of principal executive offices)
(Zip Code)

(816) 237-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 – Other Events

NovaStar Financial, Inc. (the “Company”) is filing this Current Report on Form 8-K to reclassify its historical financial statements for the fiscal year ended December 31, 2004 pursuant to the requirements of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” (“SFAS No. 144”). This reclassification would be necessary in the event the Company files a Form S-3 with the Securities and Exchange Commission, which would incorporate by reference the Company’s 2004 Form 10-K.

As the demand for conforming loans declined significantly during 2004 and into 2005, many of the Company’s branches have not been able to generate sufficient mortgage loan volume to produce sufficient fees to meet operating expense demands. As a result of these conditions, a significant number of branch managers have voluntarily terminated employment with the Company. The Company has also terminated branches when loan production results were substandard. The Company considers a branch to be discontinued upon its termination date, which is the point in time when the operations cease. On November 4, 2005, the Company adopted a formal plan to terminate substantially all of its 20 remaining branches by March 31, 2006. The Company will provide a limited number of these branches the option to become part of its NovaStar Mortgage, Inc. retail division.

The provisions of SFAS No. 144 require, among other things, the results of operations associated with branches terminated on or after January 1, 2004 to be classified as discontinued operations and excluded from the Company’s continuing results of operations. In compliance with SFAS No. 144, the Company properly presented the operating results of branches terminated during fiscal year 2004 as discontinued operations in the December 31, 2004 year-end financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”). As a result of the branch terminations during the first nine months of 2005, the Company has reclassified the operating results of branches terminated from January 1, 2005 through September 30, 2005 as discontinued operations for the fiscal year ended December 31, 2004. Prior to 2004, the majority of the branches were accounted for under the equity method of accounting as the Company owned only 0.1%, therefore the financial statements for the years ended December 31, 2003 and 2002 have not been reclassified, as the effect of branch terminations on the operating results in those years is immaterial.

This reclassification has no effect on the Company’s reported net income available to common shareholders. The primary impact of the reclassification is a transfer of fee income and general and administrative expenses from continuing operations to discontinuing operations.

Since the December 31, 2004 year-end financial statements were accurate when originally filed with the 2004 Form 10-K, the Company is not required to amend the 2004 Form 10-K due to branches terminated on or after January 1, 2005. This Current Report on Form 8-K updates Items 6, 7 and 8 (exhibits 99.1, 99.2 and 99.3) of the 2004 Form 10-K to reflect the reclassification described above. The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 reflected the reclassification of operating results for such period and for the nine months ended September 30, 2004 due to branches terminated during the first nine months of 2005.

No attempt has been made to update matters in the 2004 Form 10-K except to the extent expressly provided. The Company’s Quarterly Reports on Form 10-Q for the periods ending March 31, 2005, June 30, 2005 and September 30, 2005 and the Company’s Current Reports on Form 8-K filed since March 16, 2005, the date the Company’s 2004 Form 10-K was filed, should be reviewed to obtain the most current information about the Company.

References to the registrant’s website do not incorporate by reference the information on the registrant’s website into this Current Report and the registrant disclaims any such incorporation by reference.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

23.1     Consent of Deloitte & Touche LLP.

99.1     Item 6. Selected Financial Data.

99.2     Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3     Item 8. Financial Statements and Supplementary Data.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

/s/ Gregory S. Metz
DATE: January 19, 2006	Gregory S. Metz Chief Financial Officer

Exhibit Index

Exhibit

Number

23.1	Consent of Deloitte & Touche LLP.
99.1	Item 6. Selected Financial Data.
99.2	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
99.3	Item 8. Financial Statements and Supplementary Data.